Exhibit 4.1

NUMBER

FS

COMMON SHARES OF
BENEFICIAL INTEREST

SHARES

SPECIMEN

SEE REVERSE FOR CERTAIN DEFINITIONS

FOUR SPRINGS CAPITAL TRUST

A REAL ESTATE INVESTMENT TRUST FORMED UNDER THE LAWS OF THE STATE OF MARYLAND

CUSIP 35104D 10 2

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST, $0.001 PAR VALUE, OF

FOUR SPRINGS CAPITAL TRUST

(the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED:

SPECIMEN
NOT NEGOTIABLE

SECRETARY

FOUR SPRINGS CAPITAL TRUST
TRUST
SEAL
2012
MARYLAND

CEO

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
BROOKLYN, NY
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

© COLUMBIA PRINTING SERVICES, LLC

FOUR SPRINGS CAPITAL TRUST The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office. The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and exceptions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable), or an FSC Holder; (ii) no Person may Beneficially or Constructively Own Equity Shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable), or an FSC Holder; (iii) no Person may Beneficially or Constructively Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Equity Shares which cause or will cause a Person to Beneficially or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust in writing, or in the case of a proposed or attempted Transfer, must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Trust may redeem Equity Shares upon the terms and conditions specified by the Board of Trustees in its sole discretion if the Board of Trustees determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - ····················custodian ................... . TEN ENT - as tenants by the entireties JT TEN - as Joint tenants with right of survivorship and not as tenants in common· (Gust) (Minor) under Uniform Gifts to Minors Act .................. . (State) Additional abbreviations may also be used though not in the above list. For Value Received, ___________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEIM<ITE NAME AND ADDRESS, INCLUDING ZIP CODE. OF ASSIGNEE) ---------------------------------------- Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________ Attorney to transfer the said stock on the books of the within named Trust with full power of substitution in the premises. Dated ___________ _ N QT ICE: THE SIGNATURE($) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S)AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. Signature(s) Guaranteed By _______________________ _ The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15. COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com